UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2014, the Board of Directors (the “Board”) of Scientific Games Corporation (the “Company”) elected M. Gavin Isaacs, President and Chief Executive Officer of the Company, as a director of the Company effective immediately. Mr. Isaacs will serve on the Executive and Finance Committee of the Board.

Mr. Isaacs joined the Company as President and Chief Executive Officer on June 9, 2014. Prior to that, Mr. Isaacs served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 until November 2013.  Prior to that, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies, Inc. for approximately five years. Prior to that, Mr. Isaacs held senior roles at Aristocrat Leisure Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: July 2, 2014	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary